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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 28, 1999, relating to the financial statements and the financial statement schedule, which appears on page 38 of Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
San Jose, California
January 6, 2000